Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - April 2006

Series Deal Size Expected Maturity	1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008	2001-4 $714MM 8/10/2006
Yield	16.50%	16.50%	16.50%	16.51%	16.50%
Less: Coupon	5.16%	5.20%	5.15%	5.18%	5.09%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	3.61%	3.61%	3.61%	3.61%	3.60%
Excess Spread:
April-06	6.23%	6.19%	6.24%	6.22%	6.31%
March-06	9.63%	9.59%	9.64%	9.57%	9.70%
February-06	8.23%	8.24%	8.29%	8.22%	8.30%
Three Month Average Excess Spread	8.03%	8.01%	8.06%	8.00%	8.10%

Delinquency:
30 to 59 Days	1.04%	1.04%	1.04%	1.04%	1.04%
60 to 89 Days	0.72%	0.72%	0.72%	0.72%	0.72%
90+ Days	1.44%	1.44%	1.44%	1.44%	1.44%
Total	3.20%	3.20%	3.20%	3.20%	3.20%

Principal Payment Rate	17.86%	17.86%	17.86%	17.86%	17.86%